Exhibit 10.9

MEDBOX, INC.

DEBENTURE AMENDMENT

January __, 2015

Reference is made to the 5% Convertible Debenture due September 19, 2015 (the “Debenture”) issued by Medbox, Inc. (the “Company”) to ______________ (the “Holder”).

The Company and the Holder desire to remove the Amortization Payments and modify the conversion terms of the Debenture as set forth herein.

Accordingly, the Company and the Holder hereby agree as follows:

1.	Definitions and Interpretation

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Debenture.

2.	Amendment of the Debenture

2.1	The parties hereby agree that, with immediate effect from the execution of this Debenture Amendment, the Debenture shall be amended as follows:

(a)	The definitions of “Amortization Payments” and “Amortization Payment Date” shall be deleted in their entirety.

(b)	There shall be inserted in Section 1 of the Debenture a new definition of “Fixed Conversion Price” as follows:

“Fixed Conversion Price” shall have the meaning set forth in Section 4(b).

(c)	There shall be inserted in the Debenture at the end of Section 2(a) the following new sentence:

Accrued and unpaid interest shall be due on payable on each Conversion Date and on the Maturity Date, or as otherwise set forth herein.

(d)	Section 2(d) and Appendix A of the Debenture shall be deleted in their entirety. As a result, the Company shall no longer be obligated to make any Amortization Payments, including, for the avoidance of doubt, any Amortization Payments that were due prior to the date of this Debenture Amendment.

(e)	Section 4(b) of the Debenture shall be deleted and replaced with the following new Section 4(b):

4(b)	Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lower of (a) $5.00, subject to adjustment herein (the “Fixed Conversion Price”), or (b) 51% of the lowest VWAP for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Conversion Date (the resulting price being referred to as the “Conversion Price”). All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(f)	Section 4(c)(i) of the Debenture shall be deleted and replaced with the following new clause 4(c)(i):

4(c)(i)	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted and any accrued and unpaid interest to be converted by (y) the Conversion Price.

(g)	All references in Section 5(a), (b), and (g) of the Debenture to the term “Conversion Price” shall be deleted and replaced with the term “Fixed Conversion Price.”

3.	Amended and Restated Debenture and holding period

(a)	Attached for reference on Annex A is a conformed copy of the Debenture showing the amendments made pursuant to this Debenture Amendment and in a form agreed by the parties.

(b)	Promptly upon the execution of this Debenture Amendment the Company shall execute an original amended and restated Debenture in the form of the conformed copy of the Debenture on Annex A (the “Amended and Restated Debenture”) and deliver such Amended and Restated Debenture to the Holder.

(c)	The Company, based on advice of its securities counsel, represents, warrants, and agrees that in accordance with the Securities Act and Rule 144 promulgated thereunder the holding period for the Amended and Restated Debenture issued hereunder (and the corresponding Conversion Shares issuable thereunder) will include the holding period of the original Debenture which it replaces. Upon the issuance of the Amended and Restated Debenture the Company shall cause its securities counsel to provide a legal opinion in a form to be agreed upon by the parties concluding that that the holding period for the Amended and Restated Debenture issued to the Holder (and the corresponding Conversion Shares issuable thereunder) in replacement of the Debenture will include the holding period for such Debenture from September 19, 2014.

4.	Counterparts and delivery

This Debenture Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Debenture Amendment to be signed by their duly authorized officers.

MEDBOX, INC.

By:
Name:
Title:

By:
Its:

By:
Name:
Title: